Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Post-Effective Amendment No. 3 on the Registration Statement (Form S-8 No. 333-208684) pertaining to the following:

(1)	Starwood Hotels & Resorts Worldwide, Inc. 2013 Long-Term Incentive Compensation Plan;

(2)	Starwood Hotels & Resorts Worldwide, Inc. 2004 Long-Term Incentive Compensation Plan;

(3)	Starwood Hotels & Resorts Worldwide, Inc. 2002 Long-Term Incentive Compensation Plan;

(4)	Starwood Hotels & Resorts Worldwide, Inc. 1999 Long-Term Incentive Compensation Plan;

(5)	Starwood Hotels & Resorts Worldwide, Inc. 1995 Long-Term Incentive Plan; and

(6)	Marriott Retirement Savings Plan
of our reports dated March 1, 2019, with respect to the consolidated financial statements of Marriott International, Inc. and the effectiveness of internal control over financial reporting of Marriott International, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Tysons, Virginia
March 1, 2019